To our Stockholders and others interested in MRI Interventions,

At the start of this new year, I am pleased to report that things are going very well at MRI Interventions. A brief look back on our progress in 2013 demonstrates the sustained impact our ClearPoint System is having on the field of neurosurgery. Neurosurgeons continued to apply the technology to a number of surgical procedures – asleep DBS to treat Parkinson's disease and dystonia, focal laser ablation for epilepsy and brain tumors, and direct drug delivery for treating Parkinson's disease and brain tumors, to name a few – and discovered new ways to apply the system, such as Dr. Ellen Air's shunt placement at Cincinnati Children's Hospital in November. We continued our successful involvement as the delivery platform for direct injection of a number of therapeutic agents currently in clinical trials, working with companies like UniQure and Tocagen for the administration of their investigational drug therapies. Additionally in 2013, we collected amazing stories from patients who volunteered to share their asleep DBS experiences with us, and ClearPoint received some very positive press over the course of the year, including stories by Boston's ABC affiliate, MIT Technology Review and FoxNews.com. At the end of Q3 2013, we announced 29 ClearPoint installations (27 in the U.S. and 2 in Europe).

Last week, we sent the following newsletter to the growing group of visionary medical professionals who embrace the visual revolution in neurosurgery established by the ClearPoint System. This newsletter highlights a few of the clinical successes we experienced with our ClearPoint System in 2013, and we would like to share them with you as well.

I look forward to providing details of our 2013 financial results during our upcoming year-end earnings call – in the interim, we are pleased to share our recap of some of last year's ClearPoint highlights.

Best regards,

David Carlson, CFO
MRI Interventions, Inc.

News for the ClearPoint Generation - January 2014 View this email in your browser

Straight to the POINT

The Only Real Time MRI-guided Navigation Platform

Seeing is Believing

CLEARPOINT



A Year in Review - 2013

In this Issue:

Breaking New Ground in Drug Delivery

Phase 1 trial of a retroviral replicating vector (Toca 511) in recurrent high grade glioma patients demonstrates the importance of real-time MRI-guided delivery for dose-related evaluation of safety and efficacy

- Using direct MRI guidance, delivery of Toca 511 into as many as four locations in the tumor, at flow rates of up to 30 µL/min has been achieved without reflux.
- Analysis of tumor from a patient who underwent MRI-guided delivery of Toca 511 showed Toca 511 gene

iMRI Asleep DBS

Results of Interventional MRI (iMRI)-Guided Deep Brain Stimulator Placement in Children (MDS 2013)

- Single brain penetration for all leads
- Mean accuracy 0.6±0.5 mm
- Mean surgical time 190±26 minutes
- Mean percent improvement in BFMDRS movement score at 12 months 87.6±19.2 (p=0.028)
- "iMRI guided DBS is technical simple, extremely accurate, provides real-time confirmation of DBS placement, and can be utilized in any diagnostic MRI."
- "Clinical outcomes are comparable with the best reported results using traditional frame-based stereotaxy.

Markun L, Starr P, Larson P, Volz M, Martin A, Hemptinne C, Ostrem J. Results of interventional MRI (iMRI)-guided deep brain stimulator placement in children. Poster session presented at:17th International Congress of Parkinson's Disease and Movement Disorders; 2013 June 16-20; Sydney, Australia.

Application Accuracy of a Second

expression.

Manish Aghi 1, Michael A. Vogelbaum2, Douglas J. Jolly3, Joan M. Robbins3, Derek Ostertag3, Carlos E. Ibañez3, Harrry E. Gruber3, Noriyuki Kasahara4, Krystof Bankiewicz5, Timothy F. Cloughesy6, Susan M. Chang5, Nicholas Butowski5, Santosh Kesari7, Clark Chen7, Tom Mikkelsen8, Joseph Landolfi9, E. Antonio Chiocca10 ,12, J. Bradley Elder10, Greg Foltz11, Dan Pertschuk3. "Phase 1 trial of a retroviral replicating vector (Toca 511) in recurrent high grade glioma patients demonstrates the importance of real-time MRI-guided delivery for dose-related evaluation of safety and efficacy."Society for Neuro-Oncology Scientific Meeting and Education Day; 2013 November 22; San Francisco, California.

Exploring Novel Applications

- Shunt placement
- Depth electrode placement
- Pallidotomy



Patient Stories

Martin and Celeste both underwent "asleep" DBS surgery for

Generation Interventional MRI Stereotactic Platform: Initial Experience in 101 DBS Electrode Implantations (CNS)

- 98% first pass rate
- No electrode repositioning
- Average radial error 0.6 mm
- Average surgical times: bilateral 3 hours 4 minutes, unilateral 2 hours 23 minutes

Larson P, Starr PA, Ostrem JL, Galifianakis N, San Luciano Palenzuela M, Martin A. Application Accuracy of a Second Generation Interventional MRI Stereotactic Platform: Initial Experience in 101 DBS Electrode Implantations. Neurosurgery. 2013 Aug;60 Suppl 1:187. doi: 10.1227/01.neu.0000432793.68257.ab.

Errors are consistently in the submillimetric range, with the overwhelming majority of electrodes placed with 1 pass.

- Dr. Paul Larson

ClearPoint in the News

- Boston's ABC Affiliate
- MIT Technology Review
- UT San Diego
- Medgadget
- SmartPlanet
- Physician's Weekly
- Today's Medical Developments

Parkinson's disease - and it changed their lives



Patient Advocacy Groups


AMERICAN PARKINSON DISEASE ASSOCIATION
Deep Brain Stimulation


HAPS HAPPENINGS

[APDA Summer Newsletter](#) [HAPS (Houston)](#)

- [Imaging Economics](#)
- [... and MORE!](#)

Lab Spotlight: NINDS-ClearPoint

"With the use of these new technologies, neurosurgery can be done with greater assurance of minimal damage to surrounding tissue, while providing confirmation of delivery of drugs to targeted tissues—all in real time. " - July 15, 2013



ClearPoint Market Adoption


UCSF Medical Center
Henry Ford Health System
UPMC Medical Center
Brigham & Women's Hospital
University of Colorado Medical Center
Spectrum Health
University of Utah Healthcare
University of Wisconsin Hospitals and Clinics
Memorial Sloan-Kettering Cancer Center
Cleveland
New Haven
Los Angeles
Columbus
Hackensack Medical Center
Cincinnati Children's Hospital Medical Center
University of Virginia Medical Center
Baltimore
Cook Children's Hospital
National Institutes of Health
City of Hope
MD Anderson Cancer Center
Mayo Clinic Jacksonville
Emory University Hospital
UCSD Medical Center
San Francisco VA Medical Center
The Methodist Hospital
Installations in Europe: Warsaw and Grenoble

ClearPoint® is a registered trademark of MRI Interventions, Inc.